Exhibit 10.3

SUBSCRIPTION AGREEMENT

Spring Valley Acquisition Corp.
2100 McKinney Ave., Suite 1675

Dallas, TX 75201

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Spring Valley Acquisition Corp., a Cayman Islands exempted company (“SVAC”), and the undersigned subscriber (the “Investor”), in connection with that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among SVAC, Spring Valley Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and NuScale Power, LLC, an Oregon limited liability company (the “Company”), pursuant to which, among other things, SVAC shall, subject to obtaining stockholder approval (i) domesticate as a corporation in the State of Delaware (the “Redomicile”), (ii) adopt an amended and restated certificate of incorporation (the “A&R Charter”), and (iii) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as the surviving company in the Merger and, after giving effect to such Merger, will become a wholly-controlled subsidiary of SVAC, on the terms and subject to the conditions set forth in the Transaction Agreement (the transactions contemplated by the Transaction Agreement, including the Merger, the “Transaction”). In connection with the Transaction, SVAC is seeking commitments from interested investors to purchase, contingent upon, and substantially concurrently with the closing of the Transaction (the “Transaction Closing”), shares of SVAC’s Class A common stock, par value $0.0001 per share (in the form converted as part of the Redomicile, the “Shares”), in a private placement for a purchase price of $10.00 per Share (the “Per Share Purchase Price”). On or about or after the date of this Subscription Agreement, SVAC is entering into subscription agreements (the “Other Subscription Agreements,” and together with this Subscription Agreement, collectively, the “Subscription Agreements”) with certain other investors (the “Other Investors,” and together with the Investor, collectively, the “Investors”), pursuant to which the Investors, severally and not jointly, have agreed to purchase, contingent upon, and substantially concurrently with the Transaction Closing, inclusive of the Shares subscribed for by the Investor under this Subscription Agreement, an aggregate amount of up to 21,300,002 Shares. The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and SVAC acknowledges and agrees as follows:

1.                  Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from SVAC, and SVAC agrees to issue and sell to the Investor, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for in this Subscription Agreement. Notwithstanding the foregoing or anything to the contrary in Section 9 below, in the event that the Closing Date (as defined below) shall not have occurred by the Outside Date (as defined below) this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to SVAC in connection herewith shall immediately be returned to the Investor in the same manner and terms and conditions set forth under Section 2 below for the return of the Subscription Amount.

2.                  Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on the date of, and substantially concurrently with and conditioned upon, the Transaction Closing. Upon (a) satisfaction or waiver of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) SVAC to the Investor (the “Closing Notice”) that SVAC reasonably expects all conditions to the Transaction Closing to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to SVAC, two (2) business days prior to the closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by SVAC in the Closing Notice (which such funds shall be held in escrow by SVAC until Closing). On the Closing Date, SVAC shall issue the number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form in the name of the Investor (or its nominee) or as otherwise directed by the Investor, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws) on SVAC’s share register and (ii) provide to Investor evidence of the issuance of such Shares to the Investor from SVAC’s transfer agent (the “Transfer Agent”); provided, however, that SVAC’s obligation to issue the Shares to the Investor is contingent upon SVAC having received the Subscription Amount in full accordance with this Section 2. If the Closing does not occur within three (3) business days following the Closing Date specified in the Closing Notice, SVAC shall promptly (but not later than one (1) business day thereafter or such later date as shall be agreed in writing by the Investor) return by wire transfer of United States dollars in immediately available funds to the account specified by the Investor the Subscription Amount in full to the Investor, without any deduction or penalty of any kind, for or on account of any tax, withholding, charges, set-off or otherwise, to the Investor by wire transfer of U.S. dollars in immediately available funds to the account designated by the Investor; provided, that unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligations to purchase the Shares at the Closing in the event SVAC delivers a subsequent Closing Notice in accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed for business. Each book entry for the Shares shall contain a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

3.                  Closing Conditions.

a.                   The obligations of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement are subject to the satisfaction or waiver in writing of each of the following conditions:

(i)                 no suspension or removal from listing of the Shares on NASDAQ (as defined below), and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred, and the Shares shall be approved for listing on NASDAQ, subject to official notice of issuance;

(ii)              no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any law, judgment, decree, order, award, rule or regulation (whether temporary, preliminary, or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise prohibiting or enjoining consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such illegality, prohibition or enjoinment; and

(iii)            all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, and including the approval of SVAC stockholders shall have been satisfied (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be fulfilled at the Transaction Closing, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) or waived and the Transaction Closing shall be scheduled to occur substantially concurrently with or immediately following the Closing.

b.                  The obligation of SVAC to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to satisfaction or waiver in writing of each of the following conditions:

(i)                 that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (unless made as of a specified date in which case they shall be true and correct in all material respects as of such date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement at and as of the Closing Date; and

(ii)              Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not be reasonably likely to prevent, materially delay, or materially impair the ability of Investor to consummate the Closing.

c.                   The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver in writing of each of the following conditions:

(i)                 that all representations and warranties of SVAC contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below) or any similar limitation contained therein, which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by SVAC of each of the representations and warranties of SVAC contained in this Subscription Agreement at and as of the Closing Date;

(ii)              SVAC shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)            the subscriptions contemplated by the Other Subscription Agreements executed by the Other Investors shall have been or will be consummated substantially concurrently with the Closing and there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the Other Investors unless the Investor has been offered substantially the same benefits;

(iv)             no suspension or the offering or sale of the Shares shall have been initiated or, to SVAC’s knowledge, threatened by the Securities and Exchange Commission (the “SEC”); and

(v)               no amendment or modification of, or waiver under, the Transaction Agreement (as in effect on the date hereof, a copy of which SVAC has furnished to the Investor) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits to Investor under this Subscription Agreement without having received Investor’s prior written consent (which consent is not to be unreasonably withheld, conditioned or delayed), provided that, for the avoidance of doubt, the waiver of any condition to closing under the Transaction Agreement shall not require the prior written consent of any Investor.

4.                  Further Assurances. At or prior to the Closing, each of SVAC and the Investor shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement. Prior to or at the Closing, the Investor shall deliver to SVAC a duly complete and executed Internal Revenue Service Form W-9 or appropriate Form W-8, as applicable.

5.                  SVAC Representations and Warranties. SVAC represents and warrants to the Investor and the Placement Agents (as defined below) that:

a.                   SVAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. SVAC has all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date immediately following the Redomicile, SVAC will (i) be duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) have all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.                  As of the Closing Date, the Shares will be duly authorized by SVAC and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws), and will not have been issued in violation of or subject to any preemptive or similar rights created under the A&R Charter or bylaws of SVAC (each as amended to the Closing Date) or under the General Corporation Law of the State of Delaware. Immediately after giving effect to the Closing, the Investor shall have received all right and title to, and interests in, the Shares to be purchased pursuant to this Subscription Agreement, free and clear of all liens (other than those arising under this Subscription Agreement or state or federal securities laws).

c.                   This Subscription Agreement and the Transaction Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by SVAC and, assuming that the Transaction Documents constitute the valid and binding agreements of the other parties thereto, the Transaction Documents are valid and binding obligations of SVAC, enforceable against SVAC in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d.                  The execution, delivery and the performance by SVAC of this Subscription Agreement and the other Transaction Documents, including the issuance and sale of the Shares and the compliance by SVAC with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein and therein, will (i) be substantially done in accordance with the rules of The Nasdaq Capital Market ( “NASDAQ”) and (ii) not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SVAC or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SVAC or any of its subsidiaries is a party or by which SVAC or any of its subsidiaries is bound or to which any of the property or assets of SVAC is subject that would (i) reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, stockholders’ equity or results of operations of SVAC and its subsidiaries, taken as a whole, (ii) affect the validity of the Shares or (iii) prevent or materially impair the ability of SVAC to (x) comply in all material respects with the terms of this Subscription Agreement or (y) consummate the transactions contemplated by the Transaction Documents (each of (i), (ii) and (iii) constituting a “Material Adverse Effect”); (B) result in any violation of the provisions of the organizational documents of SVAC or any of its subsidiaries; or (C) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SVAC or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect.

e.                   As of their respective filing dates, each report (collectively, the “SEC Reports”) required to be filed by SVAC with the SEC complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and were timely filed. None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Reports filed prior to the date hereof, the financial statements of SVAC included in the SEC Reports complied, as of the respective filing dates of such SEC Reports, in all material respects with applicable accounting requirements and rules and regulations of the SEC with respect thereto as in effect as of the applicable filing date and fairly present in all material respects the financial position of SVAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

f.                    Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, SVAC has not entered into any side letter or similar agreement with any Other Investor in connection with such Other Investor’s direct or indirect investment in SVAC. Except for the Other Subscription Agreement with Samsung C&T Corporation, no Other Subscription Agreement includes terms or conditions that are materially more advantageous to such Other Investor than the Investor hereunder (other than terms particular to the legal or regulatory requirements of such Other Investor or its affiliates, related persons or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares).

g.                  As of the date of this Subscription Agreement, the authorized capital stock of SVAC consists of 1,000,000 preference shares, par value $0.0001 per share (“Preferred Shares”) and 330,000,000 shares of common stock, par value $0.0001 per share, including (i) 300,000,000 shares of Class A ordinary shares (“Class A Shares”) and (ii) 30,000,000 Class B ordinary shares (the “Class B Shares”). As of the date of this Subscription Agreement, (i) no Preferred Shares are issued and outstanding, (ii) 23,000,000 Class A Shares are issued and outstanding, (iii) 5,750,000 Class B Shares are issued and outstanding, and (iv) 11,500,000 redeemable warrants and 8,900,000 private placement warrants to acquire Class A Shares are outstanding. All (A) issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights, and (B) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above in this Subscription Agreement and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from SVAC any Class A Shares, Class B Shares or other equity interests in SVAC, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, SVAC has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are, as of the date hereof, no stockholder agreements, voting trusts or other agreements or understandings to which SVAC is a party or by which it is bound relating to the voting of any securities of SVAC, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement. There are no securities or instruments issued by or to which SVAC is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares, except that have not been or will not be validly waived on or prior to the Closing Date.

h.                  The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Class A Shares are, and the Shares will be, listed for trading on NASDAQ. There is no suit, action, proceeding or investigation pending or, to the knowledge of SVAC, threatened against SVAC by NASDAQ or the SEC, respectively, to deregister the Class A Shares or to prohibit or terminate the listing of the Class A Shares. SVAC has taken no action that is designed to terminate the listing of the Class A Shares on NASDAQ or the registration of the Class A Shares under the Exchange Act, other than as contemplated by the Redomicile.

i.                    Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by SVAC to the Investor in the manner contemplated by this Subscription Agreement. The Shares (i) were not offered by a form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

j.                    Except for such matters as have not had or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) investigation, action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of SVAC, threatened against SVAC or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against SVAC. The aggregate of all pending legal or governmental proceedings to which SVAC is a party to or of which any of its property or assets is the subject of that are not described in the SEC Reports, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

k.                  Other than Guggenheim Securities, LLC or any of its affiliates (“Guggenheim”) or Cowen and Company, LLC or any of its affiliates (“Cowen”, and together with Guggenheim, collectively, the “Placement Agents” and each a “Placement Agent”), SVAC has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Investor could become liable.

l.                    SVAC is not, and immediately after receipt of payment for the Shares, will not be (i), an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), or a company “controlled” by an “investment company” within the meaning of the 1940 Act, as amended, and as such subject to registration as an “investment company” under the 1940 Act or (ii) a “business development company” (as defined in Section 2(a)(48) of the 1940 Act.

m.                As of the date hereof, SVAC is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of SVAC, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, SVAC is a party or by which SVAC’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over SVAC or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

n.                  SVAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by SVAC of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required in accordance with Section 8 of this Subscription Agreement; (iv) those required by NASDAQ, including with respect to obtaining approval of SVAC’s stockholders; and (vi) any filing, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

o.                  SVAC is in compliance with all applicable laws and has not received any written communication from a governmental entity that alleges that SVAC is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

p.                  Neither SVAC nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does SVAC or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

q.                  As of the date hereof, there are no pending or, to the knowledge of SVAC, threatened, suits, claim, actions, investigation, arbitration, review or inquiry or proceedings (collectively, “Actions”), which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

r.                    Each of SVAC, Merger Sub, any of their respective directors and officers and, any of SVAC’s and Merger Sub’s and its affiliate’s employees, representatives, agents and any person acting on its or their behalf is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States or (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

s.                   Each of SVAC, Merger Sub, any of their respective directors and officers and any of their respective directors and officers and any of SVAC’s and Merger Sub’s and its affiliate’s employees, representatives, agents and any person acting on its or their behalf has not engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction (including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended), (ii) SVAC and Merger Sub have instituted and maintain systems, policies and procedures designed to prevent violation of such laws, regulations and rules, and (iii) no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator having jurisdiction over SVAC or Merger Sub with respect to such laws, regulations and rules is pending and, to SVAC’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

t.                    As of the date hereof, to the knowledge of SVAC, none of the documents or written information provided to the Investor or any of its advisors or representatives or by or on behalf of SVAC and its affiliates in connection with the transactions contemplated by this Subscription Agreement, (i) contains any untrue statement of a material fact or omits to state a material fact necessary, in each case relating to SVAC and its affiliates, in order to make the statements contained therein not misleading in light of the circumstances under which they were made and (ii) the financial projections relating to SVAC or any affiliate, if any, delivered to the Investor or its advisors or representatives are made in good faith and are based upon reasonable assumptions, and SVAC is not aware of any fact or set of circumstances that would lead it to believe that such projections are incorrect or misleading in any material respect. For the avoidance of doubt, Company and its affiliates are not affiliates of SVAC as of the date hereof.

u.                  The Investor’s purchase of the Shares shall not result in the Investor holding securities of SVAC at the time of Closing representing more than 10% of (i) the votes attaching to the outstanding voting securities of SVAC or (ii) the outstanding equity securities of SVAC.

6.                  Investor Representations and Warranties. The Investor represents and warrants to SVAC and the Placement Agents that:

a.                   The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)), or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor acknowledges that this offering of the Shares meets the exemptions from filing under FINRA Rule 5123. The Investor is not an entity formed for the specific purpose of acquiring the Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

b.                  The Investor acknowledges that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to SVAC or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entry positions representing the Shares shall contain a restrictive legend to such effect (provided, that such legend shall be subject to removal in accordance with Section 8(c)) and, as a result, the Investor may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares may not immediately be eligible for resale pursuant to Rule 144. The Investor acknowledges that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or other disposition of any of the Shares. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time.

c.                   The Investor acknowledges and agrees that the Investor is purchasing the Shares from SVAC. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of SVAC, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of SVAC expressly set forth in Section 5.

d.                  The Investor is not, and is not acting on behalf of, (i) an “employee benefit plan” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) an individual retirement account or annuity or other “plan” that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) any entity or account that is deemed under the Department of Labor regulation codified at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, to include the “plan assets” of any “employee benefit plan” subject to ERISA or “plan” subject to Code §4975, or (iv) any other plan subject to non-U.S., state, local or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA or the Code.

e.                   The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to SVAC, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that the Investor has had an opportunity to review the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f.                    The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and SVAC, the Company or a representative of SVAC or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and SVAC, the Company or a representative of SVAC or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered to the Investor by a form of general solicitation or general advertising and (ii) to the Investor’s knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SVAC, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of SVAC contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in SVAC.

g.                  The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Reports. The Investor is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor (i) will not look to the Placement Agents for all or part of any such loss or losses the Investor may suffer, is able to sustain a complete loss on its investment in the Shares and (ii) acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither SVAC nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

h.                  Alone, or together with any professional advisor(s), the Investor has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in SVAC. The Investor acknowledges specifically that a possibility of total loss exists.

i.                    In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor, the SEC Reports and SVAC’s representations and warranties in Section 5. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning SVAC, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j.                    The Investor acknowledges that the Placement Agents: (i) have not provided the Investor with any information or advice with respect to the Shares, (ii) have not made or make any representation, express or implied as to SVAC, the Company, the Company’s credit quality, the Shares or the Investor’s purchase of the Shares, (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Shares, (iv) may have acquired, or during the term of the Shares may acquire, non-public information with respect to the Company, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it, and (v) may have existing or future business relationships with SVAC and the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

k.                  The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

l.                    The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

m.                The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not (i) constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, except for such breaches, defaults or conflicts that would not reasonably be expected to have a material adverse effect on the ability of the Investor to enter into and timely perform its obligations under this Subscription Agreement and, (ii) if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of SVAC, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

n.                  The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the OFAC or in any OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by applicable law, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

o.                  The Investor acknowledges and agrees that it has been informed that no disclosure or offering document has been prepared by any Placement Agent in connection with the offer and sale of the Shares.

p.                  The Investor acknowledges that neither the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to SVAC, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by SVAC.

q.                  At the Closing, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

r.                    Neither the due diligence investigation conducted by the Investor in connection with making its decision to acquire the Shares nor any representations or warranties made by the Investor in this Subscription Agreement shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of SVAC’s representations and warranties contained in this Subscription Agreement, subject to the terms hereof.

s.                   The Investor acknowledges and agrees that the Placement Agents are not making a recommendation to Investor to participate in the offer and sale of the Shares, and nothing set forth in any disclosure or documents that may be provided to Investor from time to time is intended to suggest that the Placement Agents are making such a recommendation.

t.                    The Investor hereby acknowledges and agrees that, from the date of this Subscription Agreement, that it will not, nor will any person acting at the Investor’s direction or pursuant to any understanding with the Investor, engage in any Short Sales with respect to securities of SVAC prior to the Closing (or the termination of this Subscription Agreement, if earlier). “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with the Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in the subscription (including the Investor’s controlled affiliates and/or affiliates) from entering into any short sales; (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement; and (iii) nothing herein shall prohibit the Investor from engaging in derivative transactions of any kind, including, but not limited to, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through U.S. broker dealers or non-U.S. broker dealers or foreign regulated brokers.

7.                  Committee on Foreign Investment in the United States. The parties agree that the Transaction shall not afford the Investors, directly or indirectly, (i) any access, rights, or involvement, as described in 31 C.F.R. § 800.211(b), with respect to SVAC, Merger Sub, or the Company, or (ii) “control,” as defined at 31 C.F.R. § 800.208, of SVAC, Merger Sub, or the Company.

8.                  Registration Rights.

a.                   SVAC agrees that, as soon as practicable (but in any case no later than thirty (30) calendar days after the consummation of the Transaction (the “Filing Date”)), it shall file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Registrable Securities (as defined below) (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies SVAC that it will “review” the Registration Statement) and (ii) seven (7) business days after SVAC is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, that if the Effectiveness Date falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Date shall be extended to the next business day on which the SEC is open for business. Notwithstanding the foregoing, if the SEC prevents SVAC from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of Registrable Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted to be registered by the SEC. In such event, the number of Registrable Securities to be registered for each Investor named in the Registration Statement shall be reduced pro rata among all such Investors and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, SVAC shall amend the Registration Statement or file a new Registration Statement to register such additional Registrable Securities and cause such amendment or Registration Statement to become effective as promptly as practicable. “Registrable Securities” shall mean, as of any date of determination, the Shares and any other equity security of SVAC issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. The Investor agrees to disclose its ownership to SVAC upon request to assist it in making the determination described above. SVAC may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after SVAC becomes eligible to use such Form S-3. SVAC will provide a draft of the Registration Statement to the Investor for review at least three (3) business days in advance of filing the Registration Statement. If the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement. The Investor acknowledges and agrees that SVAC may postpone or suspend, as applicable, the use of any such Registration Statement (i) if it determines that in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) during any customary blackout or similar period or as permitted hereunder and (iii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of SVAC’s Annual Report on Form 10-K for its first completed fiscal year (each such circumstance, a “Suspension Event”); provided, that (I) SVAC shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions, or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case in any three hundred sixty (360) day period and (II) SVAC shall use commercially reasonable efforts to make such registration statement available for the sale by the Investor of such securities as soon as practicable thereafter. Any failure by SVAC to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve SVAC of its obligations to file or effect the Registration Statement as set forth above in this Section 8. SVAC’s obligations to include the Registrable Securities for resale in the Registration Statement are contingent upon the Investor furnishing in writing to SVAC such information regarding the Investor, the securities of SVAC held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by SVAC to effect the registration of such Shares, and shall execute such documents in connection with such registration as SVAC may reasonably request that are customary of a selling stockholder in similar situations, including providing that SVAC shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder, provided that, the Investor shall not, in connection with the foregoing, be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. SVAC will request such information from the Investor at least five (5) business days in advance of the expected filing date of the initial Registration Statement.

b.                  In the case of the registration, qualification, exemption or compliance effected by SVAC pursuant to this Subscription Agreement, SVAC shall, upon reasonable request, inform Investor as to the status of such registration, qualification, exemption and compliance. At its expense, SVAC shall:

(i)                 except for such times as SVAC is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which SVAC determines to obtain, continuously effective with respect to Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Investor ceases to hold any Registrable Securities, (ii) the date all Registrable Securities held by Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for SVAC to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable and (iii) two (2) years from the effective date of the Registration Statement.

(ii)              advise Investor (or, if directed by the Investor in writing, its counsel) within five (5) business days:

(1)               when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)               any request by the SEC for amendments or supplements to any Registration Statement or other prospectus included therein or for additional information;

(3)               of the issuance by the SEC of any stop order or other matter causing the suspension of the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4)               of the receipt by SVAC of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)               subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, SVAC shall not, when so advising Investor of such events, provide Investor with any material, nonpublic information regarding SVAC other than to the extent that providing notice to Investor of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding SVAC;

(iii)            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)             upon the occurrence of any event contemplated in Section 8(b)(ii)(5), except for such times as SVAC is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, SVAC shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)               use its commercially reasonable efforts to cause all Shares to be listed on the primary securities exchange or market, if any, on which the Shares issued by SVAC have been listed; and

(vi)             use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby and to enable Investor to sell the Shares under Rule 144.

c.                   In connection with the effectiveness of any Registration Statement hereunder, any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to an effective Registration Statement, Rule 144 or any other exemption under the Securities Act such that the Shares held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Section 8(c), if requested by the Investor, SVAC shall use its commercially reasonable efforts to cause the Transfer Agent to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares without restrictive legends within two (2) trading days of any such request therefor from the Investor, provided that SVAC and the Transfer Agent have timely received from the Investor customary representations and other documentation reasonably acceptable to SVAC and the Transfer Agent in connection therewith. Subject to receipt from the Investor by SVAC and the Transfer Agent of customary representations and other documentation reasonably acceptable to SVAC and the Transfer Agent in connection therewith, including, if required by the Transfer Agent, an opinion of SVAC’s counsel, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Investor may request that SVAC remove any legend from the book entry position evidencing its Shares following the earliest of such time as such Shares (i) are covered by and may be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for SVAC to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares. If restrictive legends are no longer required for such Shares pursuant to the foregoing, SVAC shall, in accordance with the provisions of this Section 8(c) and within two (2) trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions and, upon the Transfer Agent’s request, a legal opinion of SVAC’s counsel, that the Transfer Agent shall make a new, unlegended entry for such book entry Shares. SVAC shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such issuance.

d.                  Indemnification.

(i)                 SVAC agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim), as incurred, that arise out of, are based upon, or are caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as and to the extent, but only to the extent, the same are caused by or contained in any information or affidavit regarding the Investor furnished in writing to SVAC by or on behalf of the Investor expressly for use therein.

(ii)              The Investor agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless SVAC, its directors and officers and agents and employees and each person who controls SVAC (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees), as incurred, that arise out of, are based upon, or are caused by any untrue statement of a material fact contained in the Registration Statement, or any form of prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein (in the case of any prospectus, or any form of prospectus or preliminary prospectus or supplement thereto, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(iii)            Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and, (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)             The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v)               If the indemnification provided under this Section 8(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 8, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(d) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

e.                   Following such time as Rule 144 is available, with a view to making available to the Investor the benefits of Rule 144, SVAC agrees, for so long as the Investor holds the Shares purchased pursuant to this Subscription Agreement, to:

(i)                 make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii)              file with the SEC in a timely manner all reports and other documents required of SVAC under the Securities Act and the Exchange Act so long as SVAC remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

9.                  Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of SVAC and the Investor, and to the extent required by the Transaction Agreement, the Company, to terminate the Subscription Agreement, (c) thirty (30) days after the Termination Date (as defined in the Transaction Agreement, as in effect from time to time), if the Closing has not occurred by such date (the “Outside Date”), or (d) if any of the conditions to Closing set forth in Section 3 are not capable of being satisfied or waived on or prior to the Closing, and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. SVAC shall notify the Investor in writing of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further force and effect (subject to the proviso of the immediately preceding sentence); provided that any monies paid by the Investor to SVAC in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned to the Investor, in full, without any deduction or penalty of any kind, for or on account of any tax, withholding, charges, set-off or otherwise, by wire transfer of immediately available funds to the account specified by Investor.

10.              Trust Account Waiver. The Investor acknowledges that SVAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SVAC and one or more businesses or assets. The Investor further acknowledges that, as described in the final prospectus of SVAC, filed with the SEC (File No. 333-249067), and dated as of November 23, 2020 (the “Prospectus”), available at www.sec.gov, SVAC has established a trust account containing the proceeds of its initial public offering (the “IPO”) (with interest accrued from time to time thereon, the “Trust Fund”) initially in an amount of $232,300,000 for the benefit of SVAC’s public stockholders (the “Public Stockholders”) and certain parties (including the underwriters of the IPO) and that SVAC may disburse monies from the Trust Fund only: (i) to the Public Stockholders in the event they elect to redeem the Class A Shares in connection with the consummation of SVAC’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”), (ii) to the Public Stockholders if SVAC fails to consummate a Business Combination within twenty-four (24) months from the closing of the IPO, (iii) any interest earned on the amounts held in the Trust Fund necessary to pay for franchise and income taxes, or (iv) to SVAC after or concurrently with the consummation of a Business Combination. For and in consideration of SVAC entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Investor hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Fund or distributions therefrom, or make any claim against, the Trust Fund, with respect to claims arising out of this Subscription Agreement, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). The Investor hereby irrevocably waives any Claims it may have against the Trust Fund (including any distributions therefrom) now or in the future as a result of, or arising out of, this Subscription Agreement and will not seek recourse against the Trust Fund (including any distributions therefrom) for Claims arising out of this Subscription Agreement; provided that nothing in this Section 10 (x) shall serve to limit or prohibit the Investor’s right to pursue a claim against SVAC for legal relief against assets held outside the Trust Fund, for specific performance or other equitable relief, (y) shall serve to limit or prohibit any claims that the Investor may have in the future against SVAC’s assets or funds that are not held in the Trust Fund (including any funds that have been released from the Trust Fund and any assets that have been purchased or acquired with any such funds) or (z) shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Fund by virtue of its record or beneficial ownership of Class A Shares acquired other than pursuant to this Subscription Agreement, pursuant to a validly exercised redemption right with respect to any such Class A Shares, except to the extent that the Investor has otherwise agreed with SVAC to not exercise such redemption right. The Investor agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by SVAC to induce it to enter in this Subscription Agreement, and the Investor further intends and understands such waiver to be valid, binding and enforceable under applicable law.

11.       Standstill. From the date hereof until the Closing Date, unless specifically waived by SVAC in writing, Investor shall not in any manner, directly or indirectly, without the consent of SVAC and the Company (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities (or beneficial ownership thereof) or assets of SVAC or the Company or any of their respective affiliates, including rights or options to acquire such ownership or any other securities, rights or interests, including without limitation, options, swaps, derivatives or convertibles or other similar instruments, whether real or synthetic, that give Investor the right to vote or to direct the voting of any securities of SVAC or the Company or otherwise convey the economic interest of beneficial ownership of any securities of SVAC or the Company; (B) any tender or exchange offer, merger or other business combination involving SVAC, the Company or any of their respective affiliates; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to SVAC, the Company or any of their respective affiliates; or (D) any “solicitation” of “proxies” (as such terms are defined in Rule 14a 1 of Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a 1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a 2(b)) or consents to vote any voting securities of SVAC, the Company or any of their respective affiliates; (ii) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to any voting securities of SVAC, the Company or any of their respective affiliates or otherwise act in concert with any person in respect of any such securities; (iii) otherwise act, alone or in concert with others, to seek to control, advise, change or influence the management, board of directors, governing instruments, shareholders, policies or affairs of SVAC, the Company or any of their respective affiliates; (iv) enter into any discussions or arrangements with any third party with respect to any of the foregoing; or (v) make any public disclosure, or take any action that might force SVAC, the Company, any of their respective affiliates or any other person to make any public disclosure, with respect to the matters set forth in this Subscription Agreement.

12.              Miscellaneous.

a.                   Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without SVAC’s prior written consent. Notwithstanding the foregoing, Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Investor); provided, that each transferee shall make the representations and warranties set forth in Section 6 hereof and that no such assignment shall relieve the Investor of its obligations hereunder.

b.                  SVAC may request from the Investor such additional information as SVAC may deem reasonably necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested; provided that SVAC agrees to keep any such information confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request. Subject to Section 15, the Investor acknowledges that SVAC may file a form of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of SVAC.

c.                   The Investor acknowledges that SVAC, the Placement Agents, the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. SVAC acknowledges that the Investor will rely on the acknowledgments, understandings, agreements, representations and warranties of SVAC contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify SVAC and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties made by Investor set forth in Section 6 above are no longer accurate in any material respect. Prior to the Closing, SVAC agrees to promptly notify the Investor if any of the acknowledgments, understandings, agreements, representations and warranties made by SVAC set forth in Section 5 above are no longer accurate in any material respect.

d.                  This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as expressly provided for herein, this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

e.                   Each of SVAC and Investor is entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 12(e) shall not give the Company or the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of SVAC set forth in this Subscription Agreement.

f.                    Each of the parties agrees that the Company is an express third-party beneficiary of this Agreement, and the Company may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the provisions of this Agreement, as amended, modified, supplemented or waived in accordance with Section 12(h), against the Investor as if it were a direct party hereto having the same rights as, and instead of, SVAC hereunder. Each of the parties further agrees that each of the Company and each of the Placement Agents is a third-party beneficiary of the representations and warranties of Investor under this Subscription Agreement and the Placement Agents are also third party beneficiaries of Sections 12(c), (e), (f), (g) and Section 13 hereof.

g.                  SVAC, the Company, the Investor and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 12(g) shall not give the Company or the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of SVAC set forth in this Subscription Agreement.

h.                  All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

i.                    This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by the Investor and SVAC. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

j.                    If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k.                  This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l.                    The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

m.                This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

n.                  Any notice or communication required or permitted hereunder to be given to a party shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such party may hereafter designate by notice to the other party. A courtesy copy of any communication or notice shall be emailed to Investor.

o.                  The Investor and SVAC hereby agree, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees, that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 12(o) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 12(o) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO, AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

p.                  If any change in the number, type or classes of authorized shares of SVAC (including the Shares), other than as contemplated by the Transaction Agreement or any agreement contemplated by the Transaction Agreement, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor and Per Share Purchase Price applicable to the Investor shall be appropriately adjusted to reflect such change. In no event will this Section 12(p) be construed to require the Investor to complete the purchase of the Shares contemplated hereby without satisfaction of all of the conditions to Closing contained in this Subscription Agreement.

13.              Non-Reliance. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of SVAC expressly contained in Section 5, in making its investment or decision to invest in SVAC. The Investor acknowledges and agrees that none of (a) any Other Investor pursuant to any Other Subscription Agreement (including such Other Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (b) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (c) any party to the Transaction Agreement other than SVAC, or any Non-Party Affiliate, shall have any liability to the Investor pursuant to, arising out of or relating to this Subscription Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by SVAC, the Company, the Placement Agents or any Non-Party Affiliate concerning SVAC, the Company, the Placement Agents, any Non-Party Affiliate, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SVAC, the Company, any Placement Agent or any of SVAC’s, the Company’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

14.              Expenses. Investor shall pay all of its own expenses in connection with the negotiation, execution and delivery of this Subscription Agreement and the transactions contemplated herein.

15.              Disclosure. SVAC shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that SVAC, or any of its officers, employees or agents on behalf of SVAC, has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the knowledge of SVAC, the Investor shall not be in possession of any material, non-public information received from SVAC, the Company or any of its respective officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with SVAC, the Placement Agents or any of their respective affiliates, relating to any such material nonpublic information that is so disclosed in the Disclosure Document. Notwithstanding anything in this Subscription Agreement to the contrary, SVAC shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers, in any press release, promotional materials, media or similar circumstances, or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (a) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (b) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Shares are listed; provided, however, that SVAC shall provide the Investor with prior written notice of such permitted disclosure. Investor will promptly provide any information reasonably requested by SVAC or any of its affiliates that is required for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the SEC).

16.              Several Obligations. The obligations of the Investor under this Subscription Agreement are several and not joint with the obligations of any Other Investor under the Other Subscription Agreements, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Subscription Agreements. The decision of the Investor to purchase the Shares pursuant to this Subscription Agreement has been made by the Investor independently of any Other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of SVAC, the Company or any of their respective subsidiaries which may have been made or given by or to any Other Investor or investor or by any agent or employee of any Other Investor or investor, and neither the Investor nor any of its agents or employees shall have any liability to any Other Investor or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. The decision of each Other Investor to purchase Shares pursuant to an Other Subscription Agreement has been made by such Other Investor independently of the Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the SVAC, the Company or any of their respective subsidiaries which may have been made or given by the Investor. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Investor or Other Investor pursuant hereto or thereto, shall be deemed to constitute Investor and any Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and any Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Investor acknowledges that no Other Investor has acted as agent for the Investor in connection with making its investment hereunder and no Other Investor will be acting as agent of the Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	Date: ________________, 2021

State/Country of Formation or Domicile:

By:

Name:

Title:	Name in which Shares are to be Registered (if different):

Investor’s EIN:

Business Address:	Mailing Address (if different):

Street:	Street:

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Email:	Email:

Number of Shares subscribed for:

Aggregate Subscription Amount:	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by SVAC in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, SVAC has accepted this Subscription Agreement as of the date set forth below.

SPRING VALLEY ACQUISITION CORP.

By:
Name: Christopher Sorrells
Title: Chief Executive Officer

Date:                                     , 2021

Address for purposes of notice:

Email:

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

*OR*

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):
1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), or (9) under the Securities Act, or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors.

This page should be completed by the Investor and constitutes a part of the Subscription Agreement